Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Nick Fazio

Interim CEO

nfazio@trans-lux.com

732.904.2037

TRANS-LUX APPOINTS FAZIO INTERIM CEO

New York, NY (April 16, 2020) – Trans-Lux Corporation (OTC: TNLX) Board Chairman Salvatore J. Zizza announced today that CEO Alberto Shaio has resigned from the Company effective April 14, 2020.  Nicholas J. Fazio was appointed to serve as Interim CEO.  Mr. Fazio was appointed a director of the Company on November 19, 2018.  Mr. Fazio has been Director and Chief Executive Officer of Unilumin North America Inc. since 2017.

For more information, email info@trans-lux.com or visit www.trans-lux.com.

About Trans-Lux

Trans-Lux Corporation is a leading designer and manufacturer of TL Vision digital video displays for the financial, sports and entertainment, gaming, education, government, and commercial markets. With a comprehensive offering of LED Large Screen Systems, LCD Flat Panel Displays, Data Walls and scoreboards (marketed under Fair-Play by Trans-Lux), Trans-Lux delivers comprehensive video display solutions for any size venue’s indoor and outdoor display needs. For more information please visit www.Trans-Lux.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as “will,” “believe,” “are projected to be” and similar expressions are statements regarding future events or the future performance of Trans-Lux Corporation, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements.